EXHIBT NO. (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of
     Dreyfus S&P 500 Index Fund:

We consent to the inclusion in Post-Effective Amendment No. 11 to the Registration Statement of the Dreyfus S&P 500 Index Fund on Form N-1A (File No. 33-31809) of our report dated December 13, 1996, on our audit of the financial statements and financial highlights of the Dreyfus S&P 500 Index Fund.

We also consent to the reference to our Firm under the heading "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors."

                                   Coopers & Lybrand L.L.P.

New York, New York
June 19, 1997

                                             EXHIBIT NO. (11)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report on Dreyfus MidCap Index Funds dated December 6, 1996, included in this Registration Statement (Form N-1A No. 33-31809) of Peoples Index Fund, Inc.

                                        ERNST & YOUNG LLP

New York, New York
June 11, 1997